UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549







                                 FORM 8-K

                              CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934






             Date of Report (Date of earliest event reported):
                             November 29, 2010


                      United States Steel Corporation
          (Exact name of registrant as specified in its charter)



       Delaware                    1-16811                   25-1897152
   (State or other             (Commission File             (IRS Employer
   jurisdiction of                Number)              Identification No.)
    incorporation)


      600 Grant Street, Pittsburgh, PA                      15219-2800
  (Address of principal executive offices)                  (Zip Code)


                              (412) 433-1121




                      (Registrant's telephone number,
                           including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On December 2, 2010, United States Steel Corporation issued a press release announcing that John H. Goodish, its Chief Operating Officer, has elected to retire effective December 31, 2010. The full text of the press release is filed herewith as Exhibit 99.1.

(e) On November 29, 2010, the Compensation & Organization Committee of the Board of Directors approved an amendment to the letter agreement between United States Steel Corporation and John H. Goodish. The amendment changes Mr. Goodish's retirement date from March 31, 2011, to December 31, 2010.


Item 9.01. Financial Statements and Exhibits

    (d)  Exhibits

        99.1 Press Release dated December 2, 2010, titled "U. S. Steel Executive Vice President and Chief Operating Officer
              John H. Goodish to Retire"


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION



By  /s/ Larry T. Brockway
    ___________________________
    Larry T. Brockway
    Vice President & Treasurer



Dated:  December 2, 2010
                                                                  EXHIBIT 99.1
[USS logo]                              Contact:Erin DiPietro
                                                412.433.6845
                                                Courtney Boone
                                                412.433.6791

FOR IMMEDIATE RELEASE

                    U. S. STEEL EXECUTIVE VICE PRESIDENT AND
                CHIEF OPERATING OFFICER JOHN H. GOODISH TO RETIRE

     PITTSBURGH, Dec. 2, 2010 - United States Steel Corporation (NYSE: X) today announced that Executive Vice President and Chief Operating Officer John H. Goodish has elected to retire effective Dec. 31, 2010, after 40 years of service with the company.
     Goodish, 62, joined U. S. Steel in 1970 as an accounting management trainee in Pittsburgh. After spending 17 years advancing through positions in the audit, accounting and finance areas of the company at locations in Pittsburgh and Indiana, he accepted an appointment as division manager - coke and chemicals at Gary Works in Gary, Ind., embarking on a 23-year operations career at facilities across the company. Among the numerous and increasingly responsible roles Goodish held during that time, he served as the operational head of the company's Gary Works and Mon Valley Works facilities in Pittsburgh before relocating to Slovakia in 2000 to lead U. S. Steel Kosice, the company's newly acquired and first Central European steelmaking operation. He was elected an officer of the company in March 2003 upon his return to the United States, serving as executive vice president - international and diversified businesses. He was appointed executive vice president - operations in June 2003 and assumed his current position in 2005.
     Commenting on Goodish's career, U. S. Steel Chairman and Chief Executive Officer John P. Surma said, "John's impact on our company will be felt and seen long after he retires, particularly in the influential leadership role he played in transforming our safety performance since 2003. The significant improvements we have made in this area are a direct reflection of his firm belief in safety as a core value and are reflected in every facet of the way we lead and operate our business. John's leadership in a series of acquisitions during the last decade has positioned our company for continued growth in North America and Central Europe and in the critically important tubular products sector, which includes the emerging shale basin developments. He has been among our most effective advocates for employee development, the evidence of which is apparent in the strong group of talented leaders who succeed him.
We celebrate his many contributions to our company and industry. His friendship, loyalty and dedication were particularly meaningful to me during our long association. We all wish John, his wife, Kitty, and their family all the best in his well-earned retirement."

                                      -oOo-

2010-034
For more information about U. S. Steel, visit www.ussteel.com.